Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

      In connection with the report of ProUroCare Medical Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Maurice R. Taylor, Chief Executive Officer of the Company, and I, Richard Thon, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. ss. 1350, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/      Maurice R. Taylor

Maurice R. Taylor
Chief Executive Officer
August 22, 2005


/s/      Richard Thon

Richard Thon
Chief Financial Officer
August 22, 2005